India’s Premier Renewable Energy Company Exhibit 99.3

Disclaimer THIS PRESENTATION AND ITS CONTENTS ARE CONFIDENTIAL AND ARE NOT FOR RELEASE, REPRODUCTION, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, TO ANY OTHER PERSON OR IN OR INTO OR FROM THE UNITED STATES OF AMERICA (EXCEPT TO QUALIFIED INSTITUTIONAL INVESTORS AS DEFINED BELOW), AUSTRALIA, CANADA, JAPAN, SOUTH AFRICA OR ANY JURISDICTION WHERE SUCH RELEASE, REPRODUCTION, PUBLICATION OR DISTRIBUTION IS UNLAWFUL. PERSONS INTO WHOSE POSSESSION THIS DOCUMENT COMES SHOULD INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. THIS PRESENTATION IS NOT AN OFFER OR AN INVITATION TO BUY, SELL OR SUBSCRIBE FOR SECURITIES. Presentation Disclaimer This presentation has been prepared for use by RMG Acquisition Corp. II (“RMG II”) and ReNew Power Private Limited (“ReNew”), and is intended solely for investors that are qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended) and eligible institutional investors outside the U.S. (such as, in the EU, eligible counterparties and professional clients each as defined in Directive 2014/65/EU, as amended) for the purposes of familiarizing such investors with RMG II and ReNew in connection with their proposed business combination. Further, this presentation is only addressed to and directed at specific addressees who: (A) if in member states of the European Economic Area (the “EEA”), are persons who are “qualified investors” within the meaning of Article 2(e) of Regulation (EU) 2017/1129 (as amended) (“Qualified Investors”); and (B) if in the United Kingdom, are Qualified Investors who are: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order; or (C) are other persons to whom it may otherwise lawfully be communicated (all such persons referred to in (B) and (C) together being “Relevant Persons”). This presentation must not be acted or relied on (i) in the United Kingdom, by persons who are not Relevant Persons and (ii) in any member state of the EEA by persons who are not Qualified Investors. Any investment or investment activity to which this presentation relates is or will be available only to, and may be engaged in only with, (i) Relevant Persons in the United Kingdom; and (ii) Qualified Investors in any member state of the EEA. For the purposes of this notice, the “presentation” that follows shall mean and include the slides that follow, the oral presentation of the slides by members of RMG II or ReNew’s management or any person on their behalf, the question-and-answer session that follows that oral presentation, hard copies of this document and any materials distributed at, or in connection with, that presentation. By attending the meeting where the presentation is made, or by reading the presentation slides, you will be deemed to have (i) agreed to the following limitations and notifications and made the following undertakings and (ii) acknowledged that you understand the legal and regulatory sanctions attached to the misuse, disclosure or improper circulation of this presentation. This presentation has been prepared by RMG II and ReNew, is preliminary in nature and solely for information and discussion purposes and must not be relied upon for any other purpose. This presentation does not constitute an offer to sell, buy or subscribe for any securities, and is not a recommendation or solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, or of an offer to subscribe for or purchase any securities in the United States or any other jurisdiction nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction, and nothing contained herein shall form the basis of any contract or commitment whatsoever. The contents of this presentation have not been reviewed by any regulatory authority in any jurisdiction. If the contemplated business combination is pursued, RMG II will be required to file a preliminary and definitive proxy statement, which may include a registration statement, and other relevant documents with the U.S. Securities and Exchange Commission (“SEC”). You are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about RMG II, ReNew and their contemplated business combination. Shareholders will be able to obtain a free copy of the proxy statement (when filed), as well as other filings containing information about RMG II, ReNew and their contemplated business combination, without charge, at the SEC’s website located at www.sec.gov. RMG II and its directors and executive officers may be deemed to be participants in the solicitation of proxies from RMG II’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the contemplated business combination when it becomes available. While utmost care has been taken in preparing the presentation, none of RMG II, ReNew, or their respective advisors or representatives or any of their respective affiliates accept any liability whatsoever for any loss howsoever arising from any information presented or contained in this presentation, or the opinion expressed by the presenters. You must make your own assessment of the relevance, accuracy and adequacy of the information contained in this presentation and must make such independent investigation as you may consider necessary or appropriate for such purpose. Further, past performance is not necessarily indicative of future results. The presentation should not be construed as legal, tax, investment or other advice. This presentation does not purport to contain all of the information that may be required to evaluate the contemplated business combination or any investment in RMG II or any of its securities and should not be relied upon to form the basis of, or be relied on in connection with, any contract or commitment or investment decision whatsoever. This presentation is intended to present background information on RMG II and ReNew, their business and the industry in which they operate and is not intended to provide complete disclosure upon which an investment decision could be made. The merit and suitability of an investment in RMG II should be independently evaluated and any person considering such an investment is advised to obtain independent advice as to the legal, tax, accounting, financial, credit and other related advice prior to making an investment. 2

Disclaimer (Cont’d) Confidential Information The information contained in this presentation is confidential and being provided to you solely for the purpose of assisting you in familiarizing yourself with RMG II and ReNew in connection with their proposed business combination. This presentation is being provided solely for your confidential use with the express understanding that you will not release any portion of this document, discuss the information contained herein, or make reproductions of or use this presentation for any other purpose without the prior express written permission of RMG II and ReNew. By reviewing this information, you are acknowledging the confidential nature of this information and are agreeing to abide by the terms of this legend. Forward-Looking Statements This presentation contains forward-looking statements that reflect our current views with respect to, among other things, our industry, operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Some of the factors that may cause actual outcomes or results to differ materially from those expressed in, or implied by, the forward-looking statements include general economic conditions, competitive pressures, disruptions to information technology systems and networks, changes in regulation and other contingencies. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements, and we qualify all of our forward-looking statements by these cautionary statements. All information herein speaks only as of (1) the date hereof, in the case of information about RMG II and ReNew, or (2) the date of such information, in the case of information from persons other than RMG II and ReNew. Forecasts and estimates regarding RMG II and ReNew’s industries and end markets are based on sources we believe to be reliable; however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. You should read this presentation with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the proxy statement/prospectus on Form S-4 relating to the business combination, which is expected to be filed by RMG II with the SEC and other documents filed by RMG II from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. RMG II and ReNew assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Projections The financial projections, estimates and targets in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond RMG II and ReNew’s control. While all financial projections, estimates and targets are necessarily speculative, RMG II and ReNew believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that RMG II or ReNew, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. IndAS and Non-IndAS Financial Measures This presentation includes financial data prepared in accordance with Indian Accounting Standards (“IndAS”). There are significant differences between IndAS and IFRS and U.S. GAAP. We have not attempted to explain such differences or quantify their impact on the financial data included herein, and we urge you to consult your own advisors regarding such differences and their impact on our financial data. Accordingly, the degree to which the financial data included in this presentation will provide meaningful information is entirely dependent on the reader’s level of familiarity with IndAS. This presentation also includes certain financial measures not presented in accordance with IndAS, including EBITDA and EBITDA Margin. These non-IndAS financial measures are not measures of financial performance in accordance with IndAS and may exclude items that are significant in understanding and assessing ReNew’s financial results or position. Therefore, these measures should not be considered in isolation or as an alternative to measures of profitability, liquidity or performance under IndAS. You should be aware that ReNew’s presentation of these measures may not be comparable to similarly-titled measures used by other companies which may be defined and calculated differently. Additionally, to the extent that forward-looking non-IndAS measures are provided, they are presented on a non-IndAS basis without reconciliations of such forward-looking non-IndAS measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. 3 Note to Skadden / Lathem: The financial projections for PIPE should be consistent with the historical audited financials subsequently. We understand there could be differences due to IFRS conversion below the EBITDA line. Could you please confirm no change to any line items other than the FCF due to IFRS conversion? Is that change likely to be material as per company assessment?

Largest Pure-Play Renewable Company in India and One of the Largest in the World Compounded annual EBITDA growth rate projected to exceed 30% through 2025(1) Company Vision To build the best renewable energy company in the world (1) Source: Company financial forecast for FY2021-2025 S&P Global Platts 2020: CSR Award: Diversified Program of the Year S&P Global Platts Global Energy Awards 2019: Rising Star Company of the Year Reuters award 2020: Clean Energy Transition Award

D Muthukumaran Chief Financial Officer Kailash Vaswani President, Corporate Finance Bob Mancini RMG CEO and Director About Presenters Sumant Sinha Founder, Chairman and Managing Director Over ~30 years of experience, COO -Suzlon; Founder & CEO - Aditya Birla Retail; Group CFO - Aditya Birla Group; previously in investment banking with Citi and ING Barings Co-chairman of the Electricity Governors Forum at the World Economic Forum (WEF); Member of the Stewardship Board on Shaping the Future of Energy at WEF; Member of the Board of Directors of the US India Strategic Partnership Forum (USISPF); Member of the Board of Governors of Columbia University’s School of International and Public Affairs (SIPA) “ET Entrepreneur of the Year” 2018, “UN SDG Pioneer" Award 2020 Over 28 years of experience; Joined ReNew in Sep-2019 as CFO Previously, Head - Group Corporate Finance at Aditya Birla Group and CEO at Aditya Birla PE Prior to Aditya Birla, earlier worked at Corporate Finance in Lazard and Deloitte Over 18 years of experience in Corporate Finance and Investing; with ReNew for 9 years Responsible for all debt and equity raising for ReNew Previously worked with Saffron Asset Advisors and Aditya Birla Group Former Partner, Founder & Co-Head of Power Investment Business at Carlyle (NASDAQ:CG) Former Managing Director of Goldman Sachs (NYSE:GS) Co-Founder & Head of Power Investment Business, Founder & Head of Commodities Principal Investment Business at Goldman Sachs (NYSE:GS) Chairman of the Board of Romeo Power, Inc. (NYSE: RMO) Former Chairman & CEO of Cogentrix Energy

Overview of RMG II Management Team

Highly Experienced RMG II Management Team



Jim Carpenter
Chairman

- Founder and CEO of Riverside Management Group
- Former CEO of Horsehead Industries
- Co-Founder of Mohegan Energy
- Founding Investor & Board Member of Allied Resource Corp.



Bob Mancini
CEO and Director

- Former Partner, Founder & Co-Head of Power Investment Business at Carlyle (NASDAQ:CG)
- Former Managing Director of Goldman Sachs (NYSE:GS)
- Co-Founder & Head of Power Investment Business, Founder & Head of Commodities Principal Investment Business at Goldman Sachs (NYSE:GS)
- Chairman of the Board of Romeo Power, Inc. (NYSE: RMO)
- Former Chairman & CEO of Cogentrix Energy



Phil Kassin
President, COO and Director

- Former Senior Managing Director of Evercore (NYSE:EVR)
- Former Head of M&A & Financing at Access Industries
- Former Board Member and Chairman of the Finance & Investment Committee at LyondellBasell (NYSE:LYB)
- Senior investment banking roles at Morgan Stanley, Goldman Sachs, Merrill Lynch and AIG
- Board Member of Romeo Power, Inc. (NYSE: RMO)

RMG Acquisition Corp. II Overview

- RMG Acquisition Corp. II ("RMG II") is NASDAQ listed SPAC which completed its $345MM IPO on December 14, 2020
- RMG II management team has significant public company board experience (NYSE, NASDAQ, and TSX)
- The team consummated a business combination with Romeo Power (NYSE: RMO) in December 2020 through RMG Acquisition Corp (RMG I), an NYSE listed SPAC which completed its IPO in February 2019
    - RMO is trading at $14.89 as of February 19, 2021
- Supported by Riverside Management Group, a leading merchant bank with ~25 years of experience in M&A advisory and principal investing

RMG II's Due Diligence Conducted on ReNew

- General corporate, employment matters and benefits, legal, litigation and potential claims, intellectual property, environmental health and safety, contract review, real estate and joint venture capital structure due diligence performed by Skadden
- Technical due diligence performed by TÜVRheinland
- Accounting and Tax due diligence performed by KPMG
- Business due diligence completed by RMG

6

ReNew: India's Largest Renewable Energy Company

ReNew POWER

Large Scale

5.4GW[2]
Operating Capacity

US$681MM
Revenue FY2020

#1
Renewable Energy Company in India[1]

Large Contracted Capacity

Operational,[2] 5.4GW, 54%



Committed[3] 4.5GW, 46%

Balanced Asset Mix

Wind, 5.2GW, 52%

Solar,[2] 4.7GW, 48%

Disciplined Growth

~2.7x
Capacity Growth[5] vs Industry Growth of **1.5x** (FY2017-20)

~3.4x
Capacity Growth (FY2020-25)

12%
Market Share in Awarded Auctions (FY2018-FY21YTD)

Profitability

US$567MM
EBITDA FY2020

US$1,688MM
EBITDA FY2025

83%
EBITDA Margin FY2020

31%
EBITDA CAGR FY2021-25

Diverse Pool of Funding

US$1.4Bn
Equity Funding

US$4.4Bn
Debt Financing

US$0.6Bn
Cash

Demonstrated track record of
Raising USD Green Bonds, domestic project financing and funding from Overseas Credit Institutions

Backed by Marquee Shareholders	Goldman Sachs	CPP Investment Board	ADIA	Jera	Founder & Management	Global Environment Fund
Investor Since:	**2011**	**2018**	**2016**	**2017**	**Inception**	**2014**
Current Ownership[4]	48.6%	16.2%	15.9%	9.1%	6.9%	3.3%

Source : Company information and financial forecast
Notes: Fiscal Year Ending is March 31. Exchange rate (US$/INR): 75

1. Based on operational capacity
2. Excluding 300 MW operating solar project. Company has entered into an agreement to sell the same and transaction is yet to close
3. Committed capacity includes capacity under LOA where PPA has not yet been signed
4. Represents non-diluted shareholding without the underlying CCPS conversion prior to proposed transaction
5. FY17 capacity excludes Ostro assets; acquisition completed in April 2018

7

Transaction Overview

ReNew POWER

Business Overview and Summary of Proposed Transaction

- Established in 2011, ReNew Power is the largest utility-scale, pure-play renewable company in India and one of the largest global clean energy companies
  - Current operating and committed capacity of 9.9GW (5.4GW operating / 4.5GW committed)[1] [2]
  - Balanced technology mix of 52% wind and 48% solar across operating and committed assets
  - FY2020 revenues of $681MM and EBITDA of $567MM[3]
- RMG Acquisition Corp. II ("RMG II"; NASDAQ: RMGBU) and ReNew Power have agreed to a business combination; the transaction is expected to close in Q2 2021

Structure

- Transaction will be funded by $345MM of RMG II cash held in trust and $855MM in PIPE proceeds
- ReNew's current shareholders will own ~70% of the pro-forma company
- Post-closing company is anticipated to be listed on the NASDAQ under the ticker "RNW" and retain its ReNew Power name

Valuation

- Transaction reflects a $4,370MM post-money equity valuation for ReNew, representing a highly attractive opportunity to invest in a leader in clean energy
  - ReNew to receive up to $610MM cash at closing which, together with its existing expected cash balance of $730MM, will be used to fund attractive near-term growth opportunities and reduce leverage
- $7,846MM Enterprise Value[4]

Compelling entry multiple of 9.7x EV / FY2022E EBITDA relative to median peer multiple of 15.6x

Source: Company information and financial forecast, peer company public filings, and FactSet

1. Committed capacity includes capacity under LOA where PPA has not yet been signed
2. Excluding 300 MW operating solar project. Company has entered into an agreement to sell the same and transaction is yet to close
3. As of March 31, 2020. Foreign exchange rate of 75 US$/INR. Revenue & EBITDA figures do not include interest income
4. Pro forma as of March 31, 2021, assuming $4,816M of gross debt, $730MM of cash on balance sheet and up to $610MM of primary proceeds

8

Robust Business Model Underpinned by Differentiated Strategy and Superior Execution Capabilities India’s largest renewable energy provider End-to-end project capabilities (EPC, land acquisition, self O&M, digital and analytics) Intelligent energy solutions and services (storage, round the clock, energy management) Strong and stable balance sheet with access to diverse sources of funding

Track Record of Disciplined Underwriting with Strong Focus on Risk Adjusted Returns Key Highlights Of ReNew Massive Addressable Renewable Market Opportunity with Enormous Growth Potential 1 End-to-End Value Chain Capabilities with Expertise in Intelligent Energy Solutions 4 Stable, Contracted and Diversified Portfolio of Assets 3 High Quality and Experienced Team with a Long Term Track Record of Success 5 Robust Sustainability and Governance Culture 7 One of the Largest Clean Energy Companies Globally, with Leadership Position in India 2 6

Massive Anticipated Clean Energy Opportunity in One of the Fastest Growing Markets

Strong Underlying Demand –India's Electricity Generation Expected to Increase ~2x in the Next Decade[(1)]

(Bn units)



1,110
1,174
1,242
1,308
1,376
1,389
2,047
2,325
FY15
FY16
FY17
FY18
FY19
FY20
FY27
FY30
Actual Generation
Expected Generation

Enormous Potential of Electrification Driven Long-term Demand Growth[(2)]

Per Capita Electricity Consumption (kWh)



12,573
8,111
6,947
4,546
Global Average 3,152
1,149
United States
Japan
Germany
China
India

One of the Largest Renewable Markets Globally with Renewables Penetration Poised to Increase Even Under High Demand Growth Environment[(3)]

Total Renewable Power Capacity (Excluding Hydropower) in GW, Dec-19



13.3%
461
7.7%
196
5.3%
118
14.5%
Target to achieve 450GW by 2030
#4
90
72
China
United States
Germany
India (4)
Japan (5)
Renewable Generation Growth Rate (2019-2030)

Share of solar and wind in overall electricity generation in India is poised to grow over 3 times from 9.5% in 2020 to 28.3% in 2030.[(3)]

1. Data from Ministry of Power for FY15-20, Report on Optimal Capacity Mix for 2020-30 by CEA for projections
2. CEA Report on Growth of Electricity sector in India, data for 2017
3. Source: Bloomberg NEF
4. Commissioned Capacity as of 30 November 2020 based on Central Electricity Authority. Commissioned capacity also includes 15 GW of other Renewable technologies (small hydro and biomass)
5. Japan's Renewable Power Capacity from REN21

11

Source: Bloomberg NEF Note: The values for grid investments are only for poles, wires, substations and transformers; sourced from BNEF Source: Deloitte: The Evolving Energy Landscape in India report; Grid Parity occurs when a technology's levelized cost of electricity ("LCOE") is less than or equal to the price of the power grid Renewable power is not subject to merit-order dispatch i.e. electricity from these plants is not curtailed for commercial reasons Renewable Energy is the Future of Electricity Supply in India with Roughly $300bn Investments Expected in Next Decade Renewables Expected to Dominate Power Sector Investments Over Next Decade(1) $Bn (2019, real) Utility-Scale Renewable Tariffs are Below Grid Parity Without Subsidies(2) Tariffs (¢ / kWh) Key Drivers of India’s Renewable Energy Growth Structural policy reforms in India Power Sector 1 “Must-run” status to renewables(3) 3 Economically viable tariffs – lower than thermal PPAs 2 Fixed price over long-term contracts allows de-risking 4 Offtake mix exposure: greater mix of central offtakers in recently awarded projects 5 Tariffs (¢ / kWh) Introduction of competitive bidding Breaches grid parity 1

1 India Requires 300+ GW of Additional Renewable Capacity to Meet Clean Energy Targets and Incremental Demand by 2030

ReNew POWER

Roadmap to RE Target by 2030 (GW)



In order to meet India's RE target of 175GW by 2022, 43GW needs to be awarded in next few quarters
90
41
132
43
175
275
450
Commissioned Capacity (1)
Pipeline Capacity (2)
Total Allocated Capacity
To be Awarded
Dec 2022 Target
To be Awarded b/w CY23-CY29
Dec 2030 Target

FDI [3] in renewable sector from April-10 to Dec-19 is US$8.3Bn (US$10.3Bn in overall power sector)

FDI increased consistently over 5 consecutive years from US$414MM in FY14 to US$1.4Bn in FY19

Source: Commissioned Capacity as of 30 November 2020 based on Central Electricity Authority, FDI in Renewable Sector in India from Ministry of Commerce & Industry, Company information for Pipeline Capacity

Notes:

1. Commissioned capacity also includes 15 GW of other Renewable technologies (small hydro and biomass)
2. Pipeline capacity includes 3 GW of solar manufacturing capacity; Includes capacity that has been awarded but not commissioned yet. Data based on ReNew information
3. FDI refers to Foreign Direct Investment

13

One of The Largest Clean Energy Utilities Globally Net Capacity in MW (Operational + Committed) #12 (1) #1 (2,3) (2,3) (2) (3) (2,3) (2,3) China Longyuan China Datang Source: Company information and peer company public filings Note: Committed capacity expected to be commissioned by Dec’ 22. Global peers capacity as of Sep’ 20. Includes China IPPs with wind and solar exposure #11 #1 Utility-Scale, Pure-Play Renewable Power Generation Player in India and One of the Largest Globally Largest Utility-scale, Pure-Play Renewable Energy Provider in India Operational Capacity #15 Capacity in MW (Operational + Committed) (1) 2 Additional Notes: Adani – MW adjusted for 50% JV; committed pipeline includes 2.0 GW (out of total 8.0 GW) to be commissioned by Dec-22 (source: Company Investor Presentation Dec-20 ) SB Energy – operational DC capacity of 2 GW and committed capacity of 5.7 GW as per Bond Document; converted into AC capacity using similar proportion as for 1.545 GW(DC) mentioned in the document Greenko – committed pipeline includes Teesta - 1.2 GW of Hydro Power Project. Source FY20 financial report. For Greenko Solar (RG III) Tata Power – operational portfolio includes 1,146 MW of Hydro + Waste Heat. 68% of operational capacity is thermal (source: Company Investor Presentation Nov-20) Azure Power – committed pipeline includes 1.0 GW (out of total 4.0 GW won in Dec-19) to be commissioned by Dec-22 (source: Company Investor Presentation Dec-20) ACME- DC capacity sourced from company website, converted to AC MWs assuming 1.2x as DC/AC ratio 1. As of December 31, 2020; Excluding 300 MW operating solar project. Company has entered into an agreement to sell the same and transaction is yet to close 2. Does not include under construction projects due to limited disclosure 3. Figures represent installed nameplate capacity Adani Green: https://www.adanigreenenergy.com/-/media/Project/GreenEnergy/Investor-Downloads/Investors-Presentations/December-2020.pdf Tata Power: https://www.tatapower.com/pdf/investor-relations/analyst-meet-presentation-nov-20.pdf (page 12) Azure: http://investors.azurepower.com/~/media/Files/A/Azure-Power-IR/reports-and-presentations/azre-investor-presentation-dec-2020-vf.pdf (page 5) Acme: https://www.acme.in/ Greenko: https://www.greenkogroup.com/assets/Investor%20pdf's/Greenko%20Solar%20Mauritius%20-Audited%20Combined%20financial%20statements%20FY%202019-20.pdf Manufacturing linked capacity to be implemented in 5 years https://www.saurenergy.com/solar-energy-news/seci-amends-manufacturing-linked-tender-7-gw-projects Committed Capacity

2 Consistent Track Record of Market Share Growth Over Long Term

ReNew has Successfully Grown its Capacity 2.7x Since FY2017 vs Industry Growth of 1.5x

Mar-12
Commissioned 1st project with 25.2 MW, located in Jasdan (Gujarat)

2016
Started in-house Solar EPC and O&M

Mar-18
Acquired Ostro Energy with a portfolio of 1,108 MW of wind and solar energy projects

2019-2020
Started self O&M for wind; and entered innovative auctions and won SECI Peak Power and RTC bids



0.1%
0.5%
1.1%
1.4%
2.7%
4.6%
5.6%
5.9%
6.3%
Market Share in Installed Renewable Capacity
0.03 GW
0.1 GW
0.4 GW
0.5 GW
1.0 GW
2.0 GW (1)
3.9 GW
4.6 GW
5.4 GW (2)
4.5GW (3)
9.9 GW (4)
FY 12
FY 13
FY 14
FY 15
FY 16
FY 17
FY 18
FY 19
FY 20
FY21-23E Committed Capacity
Total (FY23E)
Wind Capacity (GW)
Solar Capacity (GW)
Share in Installed Renewable Capacity(5)

Funding Raised	FY 12	FY 13	FY 14	FY 15	FY 16	FY 17	FY 18	FY 19	FY 20	FY21-23E
	$60MM Equity raise	$150MM Equity raise	$110MM Equity raise	$70MM Equity raise	$196MM Equity raise	$475MM Bonds; $286MM Equity raise	$247MM Equity raise	$435MM USD bonds	$300MM Rights issue; $840MM USD bonds	FY21: $325MM USD bonds

Source: Company information, data and financial forecast
Note: Solar capacity includes distributed solar.
1. Excludes Ostro assets; acquisition completed in April 2018
2. Operational capacity as of March 31, 2020
3. Committed Capacity less 300 MW operating solar project which company has agreed to sell
4. Total Committed Capacity excludes 300 MW operating solar project owned by the Company, for which the Company has entered into a sale agreement; transaction has not closed
5. For calculation of Renew's market share, Total Installed Renewable Capacity includes bio-mass and small hydro capacity

15

Ability to negotiate favourable terms from OEMs and other suppliers Technical expertise, track record and scale to win complex bids Managing cost of capital which enhances cost competitiveness Pan-India presence to identify potential opportunities Active role in policy advocacy Access to data – 5.4GW operating assets, experience in hybrid, storage, peak power and RTC solutions ReNew’s Scale Provides Competitive Edge in Fast Evolving Market 2

1,346 MW 736 MW 3,058 MW 2,485 MW 777 MW 578 MW 100 MW 560 MW 100 MW Solar – 4.7 GW Wind – 5.2 GW Source: Company information and data; As of 31st December, 2020 Excludes 300 MW operating solar project owned by the Company, for which the Company has entered into a sale agreement; transaction has not closed Map includes only operational and committed capacity (does not include distributed solar capacity) Committed capacity including operational and under development (ex-distributed solar capacity) capacity for which equipment purchase contracts have been entered into Highly Diversified Portfolio of Assets 3 ReNew’s Regionally Diversified Utility Portfolio(1)(2) Diversity Across Vendors Reduces Dependence and Price Risk(3) Wind Solar

Stable and Long-term Contracted Cash Flows with High Quality Counterparties 3 Long Term PPAs Provide Stable Cash Flows High Quality Counterparty Mix(2) Source: Company information and data; As of December 2020 Weighted by capacity Maharashtra includes MSEDCL; Karnataka includes BESCOM, MESCOM, HESCOM and GESCOM; Central Agency includes SECI, NTPC & PTC 96% of Renew’s utility scale solar PPAs have a 25 year term under fixed tariffs Central government agencies, such as SECI and NTPC, constitute almost 50% of ReNew's counterparties, with the remainder comprised of a diversified mix of state level distribution utilities Contract Duration(1) Offtaker Profile

4 Fully Integrated Platform with End-to-End Project Execution Capabilities

ReNew POWER

Present Across Value Chain

Stage	Details
Site Selection	• Wind farms selection done **jointly by Wind Resource and PD teams** • **Access to multiple data sources** such as ReNew's own 108 met-masts[1] spread across 8 states, performance data from 5.3GW operating assets, OEM data, reliable public data from multiple agencies • **Met masts planned deployment across multiple** states to improve reliability of pipeline
Land Acquisition	• **19,000 acres** of land acquired (owned or leased) to date • Leverages regional affairs development team at both construction and operational stage to mitigate RoW / local area issues
EPC	• **Over 1,600 MW of capacity commissioned under self-EPC** and entire committed solar capacity to be executed through self EPC. Also transiting to self-EPC in wind • **Solar procurement fully done in-house** and ramping up wind execution team • In-house design team and access to cutting-edge technologies • **Team of 400+ in solar and wind EPC including 165 in Design & Engineering, 30 in procurement, 200+ in project execution**
Evacuation	• **In-house team** for connectivity, readiness of evacuation infrastructure, coordination with Power Grid Corporation of India Limited (PGCIL) and state transmission companies
Self O&M	• **~2.6 GW of total operational assets are self-operated** across solar and wind • **90% of the solar assets** are managed in-house • Experience in **maintaining wind OEMs** such as Inox, ReGen, Senvion (Kenersys) and SGRE

- ***In-house Solar and Wind EPC Capabilities and Self O&M Provide Significant Cost Benefits***
- ***Strong project execution capabilities demonstrated through ReNew's robust organic capacity – over 50% higher than the next peer***

Source: Company information and data

1. Met-masts are towers that collect meteorological data including wind speed

19

Pioneer in Providing Intelligent Energy Solutions and Value-Enhancing Capabilities in India Capability to provide fixed power + on-demand schedulable peak power Solves a key issue for state utilities in terms of optimal peak power servicing capability Round The Clock (RTC) and peak power projects to be mainstay of future auctions Built the largest pipeline of utility scale battery energy storage systems in the country Partnered with Stanford University for research into battery storage solutions Growth areas include battery pack assembly and building battery asset management capabilities > 150 large corporate customers Corporate Renewable Energy procurement market is at a nascent stage; this is expected to increase High CUF hybrid projects, bundling with gas, storage etc. allows ReNew to supply reliable power Acquired Climate Connect in June 2020 to give ReNew access to energy management services Climate Connect is a digital analytics, software development, AI and ML company specializing in power markets domains in India FLEXIBLE ON-DEMAND ENERGY STORAGE SERVICES B2B SOLUTIONS ENERGY MANAGEMENT SERVICES ReNew’s INTELLIGENT ENERGY SOLUTIONS ReNew is staying ahead of the curve in a fast evolving market by focusing on storage and balanced energy supply Source: Company information and data Predictive Analytics ReNew Power Diagnostics Centre (RPDC): State-of-the-art facility for improving the performance and reliability of wind and solar assets 4 Centralized Monitoring Led Improvements Established regional monitoring centres, named as ReNew Power Command and Control centres (RPC3) Cost Efficiency Initiatives taken: reduction of administrative costs, optimization of O&M manpower, condition based activities and SAP based maintenance Digitalization ReD Analytics Lab: Full-fledged ‘ReD. Lab’ to bring together cross-functional teams to develop advanced analytics solutions Solutions Backed by Focus on Data, Digitalization and Cost Efficiencies to Drive Margins

Strong Track Record of Disciplined Bidding Focused on Profitable Growth Strict Underwriting has led to Disciplined Bidding Over the Years Resulting in Compelling Risk Adjusted Returns (1) Source: Company information and data as of December 2020 Capacity Bid by ReNew Since FY18 Note: Solar excludes manufacturing bids of 12GW and RTC 400MW bid considered at installed capacity, which is 1,300MW Calculated as ratio of number of bids ReNew did not win in the auction and total number of auctions that ReNew participated in 68 bids (52.8 GW) 43 bids (15.2 GW) 30 bids (6.6 GW) 5 Track record of disciplined bidding over the years through market cycles… …and achieve roughly 70% win rate when participating in capacity auctions …has enabled ReNew to typically target attractive levered project equity IRRs of 16-20% on an INR basis… Selective bidding highlights disciplined approach and strong internal underwriting thresholds Strong win rate when Renew chooses to participate

6Strong Sustainability Practices Under Emerging Market Footprint Lighting Lives ReNew Women India Initiative (ReWIN) ReNew Scholarship for Exceptional Talent (ReSET) An initiative focussing on last mile electrification of schools with less than 3 hours of electricity through solar energy, thereby changing the education delivery and creating a force of young green ambassadors through clean energy advocacy 22 Source: Company information and data A socio-economic empowerment programme to encourage rural women to become entrepreneurs through a Self Help Group model A Community-Corporate (CC) based partnership to address the need for ensuring access to quality drinking water by the establishment of water filtration units in communities and schools A program to identify talent from under privileged sections and provide a platform to develop their academic and extracurricular talent Flagship Programs Community- Based Water Management Thought leadership under ReNew Foundation Drive policy advocacy through our partnerships and programmes under ReNew Foundation

7 Led by a Visionary Founder and a Highly Experienced Management Team

ReNew POWER



Sumant Sinha
Founder, Chairman and Managing Director
10 | 31

- COO – Suzlon; Founder & CEO - Aditya Birla Retail; Group CFO - Aditya Birla Group; previously in investment banking with Citi and ING Barings



D Muthukumaran
Chief Financial Officer
2 | 29

- Previously Head - Group Corporate Finance at Aditya Birla Group, CEO at Aditya Birla Private Equity, Corporate Finance in Lazard and Deloitte



Balram Mehta
Chief Operating Officer
10 | 26

- Previously worked with CLP Wind Farms (India) and Enercon India



Ajay Bhardwaj
President, New Business
3 | 36

- Previously worked as Chief Projects Officer at Suzlon Energy, Pune and Business Head at Sterlite Power



Sanjay Varghese
Executive Vice President, Solar
4 | 21

- Previously worked with Lanco Solar as COO



Mayank Bansal
President,Strategy and Operations
3 | 21

- Prior Experience: Partner (AT Kearney), McKinsey, HUL



Kailash Vaswani
President-Corporate Finance
10 | 19

- Previously worked with Saffron Asset Advisors and Aditya Birla Group



Ravi Parmeshwar
Chief Human Resource Officer
6 | 23

- Previously associated with Cargill India Private Limited, Hewlett- Packard India Software Operation Private Limited, Wipro Systems and ITC Hotels Limited



Col. Pushkar Prasad
President – Regional Affairs Development
8 | 29

- Previously COO of Wigan & Leigh College
- Served in the Indian Army for over 22 years



Vaishali N. Sinha
Chief Sustainability & CSR Officer & Chair, ReNew Foundation
10 | 29

- Previously worked as an investment banker for several years and is now a social entrepreneur
- Recognized as India's Top 25 Impactful CSR leaders and Recipient of the CSR Leadership Award 2015

Years at ReNew (first number) | **Years of Experience** (second number)

Source: Company information and data

23

Visible capacity growth from committed pipeline Source: Company information and financial forecast Notes: Solar capacity includes distributed solar; FY ends on March 31 of the same year Ecludes Ostro assets; Acquisition completed in April, 2018 Operational capacity as of March 31, 2020 Committed Capacity less 300 MW operating solar project which company has agreed to sell Total Committed Capacity of excluding 300 MW operating solar project. Company has entered into an agreement to sell the same and transaction is yet to close Refer to appendix for details Track record of capacity addition with disciplined bidding to continue as ReNew benefits from India’s Renewable Energy push ReNew Has Grown Capacity Profitably Over Years Visible Capacity Pipeline for Next 3 Years ~35GW of Capacity to be Awarded by Central and State Agencies Within Next Few Months(5) Significant Growth Runway from India’s Increasing Renewable Energy Share Leader in Indian Renewables with Strong, Committed Growth Pipeline Significant Growth Runway from India’s Increasing Renewable Energy Share 7 Additional growth from future pipeline (1) (2) (3) (4)

Financial Overview

Track Record of Efficient Capital Raising from Diverse Sources of Funding

Access to Diverse and Efficient Capital Raising Re-validates ReNew's Business and Growth Story

Diversified Funding

Outstanding as of 31st March 2020 (US$MM)(2)

Access to **working capital loan**, buyer/ suppliers credit

Access to onshore bond markets with participation from high quality domestic investors



Working Capital Loan
$75MM (1%)
INR Bonds
10%
$603MM
Equity (1)
24%
$1,400MM
Senior
Overseas
Green Bonds(3)
30%
$1,750MM
Total
US$5.9Bn
Secured
Bank Loan
14%
$803MM
Secured Loan
from FIs
21%
$1,233MM

Raised ~$1.4Bn in equity **funding from global financial investors**

US$1.8Bn raised in overseas green bonds

Rated **BB- Stable by S&P, Ba2 / Stable by Moody's and BB- / Stable by Fitch**

Strong relationships with all major commercial banks in India

$600MM debt financing from **US International Development Finance Corporation**

$389MM debt financing from **Asian Development Bank**

Cash (FY2020) US$592MM(4)

All USD bonds are hedged

Source: Company information and data

Notes:

1. Includes Compulsory Convertible Preference Shares. Based on actual USD amount raised
2. 1 USD = 75 INR
3. Senior USD Green Bonds stated based on the actual USD amount raised
4. Does not include anticipated proceeds from SPAC transaction and PIPE

26

Strong Financial Profile Installed Capacity Revenue(2) EBITDA(2) Source: Company financial forecast. CAGR shown for FY21-FY25 period. Note: FY represents fiscal year ending March 31; INR numbers converted to USD at 1 USD = 75 INR EBITDA from committed assets is net of corporate overhead Revenue and EBITDA figures do not include interest income (In $MM) (In $MM) (In GW) (1) CAGR: 29.4% CAGR: 30.7% CAGR: 33.9% 83% 85% 86% 86% 86% Capital Expenditure and Leverage (In $MM) 86% 83% 70-80% funded through debt Net Debt/ EBITDA

Transaction Overview Anticipated Pro Forma Capitalization and Ownership Transaction Structure RMG II and ReNew anticipate filing an F-4 / proxy statement in early March 2021 The transaction would thereafter be expected to close at the end of Q2 2021 Valuation Transaction reflects a $4,370MM post-money equity valuation for ReNew, assuming $610MM in net cash proceeds from the transaction at closing Implies a 9.7x EV / FY2022E EBITDA multiple representing an attractive opportunity to invest in the leading renewable development company in India Primary proceeds of up to $610MM, together with existing cash of $730MM, will be used to fund development activities and reduce leverage Capital Structure Transaction will be funded by a combination of $345MM cash held in trust and up to $855MM in PIPE proceeds Cash consideration of $500MM to certain existing ReNew shareholders, with remaining shareholders, including management, rolling their equity to collectively own 70% of the pro forma company at closing Governance Post-closing Board of Directors shall be composed of 1 management team member, 3 representatives of existing shareholders, 1 RMG appointed representative, and 6 independent directors Board composition will satisfy SEC and NASDAQ independence requirements Illustrative Sources and Uses Source: Company information and public filings Note: FY represents fiscal year ending March 31 Represents fully diluted equivalent economic beneficial shares outstanding at closing As of March 31, 2021 Illustrative transaction fees and expenses for both SPAC and target. Includes deferred u/w fee, PIPE fee and other fees such as advisory and legal $MM, except per share values (3) Share Price $10.00 PF Diluted Shares (mm) (1) 437.0 Equity Value $4,370 Existing Debt (2) $4,816 Existing Cash (730) Cash to Balance Sheet (610) Enterprise Value $7,846

Public Comparables Indian Peer North American Peers European Peers Integrated renewable platform that develops, owns and operates renewable assets Organic growth story Similar global ESG tailwinds Some with limited stock coverage Primarily global geographic approach Premier renewable energy owner and operators in North America Some global geographic diversification Technology diversification with a focus in wind and solar Long term contracted assets Similar global ESG tailwinds Asset acquisition based business model Relies on continued access to capital markets While growth oriented, limited organic growth Corporate off-take structures Distribution oriented valuation Integrated renewable developer and operator Pan-Indian market footprint Similar regional tailwinds and market opportunities as ReNew Long term contracts with predominantly government owned DISCOMs’ Solar-only technology focus Low liquidity and limited float in the stock Relatively smaller in cashflows and capacity compared to Renew (Sponsor: NextEra Energy) (Sponsor: Global Infrastructure Partners) (Sponsor: Brookfield Asset Management)

Benchmarking ReNew’s Financial Profile vs. Public Comparables Source: ReNew Company data, public company filings and FactSet as of February 19, 2021 Note: ReNew and Azure metrics based on fiscal year ending March 31; metrics for other peers represent fiscal year ending December 31 Renew & Azure metrics shown as FY2020-2023 (April 2019 – March 2023) 2020 revenue represents consensus estimates prior to Q4 2020 earnings announcement due to positive revenue surprise Peer Median 15.0% 12.3% 80.0% (3)

Peer Valuation Benchmarking Current NTM EV/EBITDA Multiples(1) Source: Renew Company data, public company filings and FactSet as of February 19, 2021 Based on EBITDA for NTM period starting February 19, 2021 Represents average daily NTM EV/EBITDA over one year period ending February 19, 2021 Adani Green’s market capitalization as of February 19, 2021 Equity value for Greenko in the recently announced minority investment transaction with Orix Corp (source: Greenko Press Release) Robust demand in public markets for clean energy companies, particularly those with exposure to large addressable markets and enormous growth opportunities While multiples have traded up recently, we also review longer term multiples to support significant upside potential in value Potential to trade at a premium to peer multiples given leadership position in the region supplemented by scarcity value of high-quality listed players from India 15.6x 1 Year Average NTM EV/EBITDA Multiples(2) Peer Median 14.5x Company Capacity (MW) Equity Value (US$ mm) 7,019 24,077(3) 6,048 5,750(4) 9,863 4,370 Equity Value for Comparable Indian Platforms https://www.greenkogroup.com/assets/Investor%20pdf's/Greenko_ORIX_press_release_2020.pdf

Compelling Valuation for Investors NTM EBITDA(1) Comparable Median Implied Future Enterprise Value Premium to Deal Value $811MM 15.6x $12.8Bn 111% Source: Renew Company data, public company filings and FactSet as of February 19, 2021 Notes: Valuation as of March 31, 2021 EBITDA for fiscal year ending March 31, 2022 Current NTM EV/EBITDA Multiples 1 Year Average NTM EV/EBITDA Multiples $811MM 14.5x $11.6Bn 90% Post-Money Equity Value ($MM)(1) Net Debt $3.5Bn $3.5Bn Implied Equity Value $9.2Bn $8.3Bn Valuation multiples are significantly conservative vs. current multiples of listed peers globally, and also imply material upside based on longer term trading averages of peers

RECAP: ReNew is the Leading Renewable Energy Player in a Rapidly Growing Market

ReNew POWER

- *Renewables are the **mainstay of electricity growth** in India – most economical and fastest growing*
- *ReNew with **9.9 GW[2] committed**, diversified, and high quality portfolio is the largest renewable energy company[1] in the country and one of the largest globally*
- ***End-to-end project value chain capabilities** with in house EPC, O&M, digitalization driving cost efficiencies and margins*
- ***Strong capital base** with ~US$1.4Bn equity raised to-date and US$4.4Bn financing across debt markets*
- *Well positioned to **execute on integrated and intelligent energy solutions** and services*
- ***Profitable Growth***
- *At the forefront of **environment, sustainability and governance***
- ***High quality and experienced management and board** with track record of delivering success for its stakeholders*

Source: Company information
Notes:
1. In terms of Operating Capacity
2. Excluding 300 MW operating solar project. Company has entered into an agreement to sell the same and transaction is yet to close

33

Risk Factors Risks Relating to the Business and Industry The COVID-19 pandemic’s adverse impacts on our business, financial position, results of operations, and prospects could be significant. There are a limited number of purchasers of utility scale quantities of electricity, which exposes us and our solar and wind energy projects to risks. Our revenues are exposed to fixed tariffs and changes in tariff regulation and structuring. Counterparties to our PPAs may not fulfill their obligations, which could result in a material adverse impact on our business, financial condition, results of operations and cash flows. During Fiscal 2020, we generated an operating loss and cannot assure you that we will regain profitability in the future. Our PPAs may be terminated by our counterparties upon the occurrence of certain events. We face risks and uncertainties when developing wind and solar energy projects. We are subject to credit and performance risk from third-party suppliers and contractors. Restrictions on solar equipment imports may increase our business costs. Delays in obtaining, or a failure to maintain, governmental approvals and permits required to construct and operate our projects may adversely affect the development, construction and operation of our projects. Our business has grown rapidly since our inception, and we may not be able to sustain our rate of growth. Implementing our growth strategy requires significant capital expenditure and will depend on our ability to maintain our access to multiple funding sources on acceptable terms. The delay between making significant upfront investments in our wind and solar power projects and receiving revenue could materially and adversely affect our liquidity, business, results of operations and cash flows. Our ability to deliver electricity to our various counterparties requires the availability of and access to interconnection facilities and transmission systems, and we are exposed to the extent and reliability of the Indian power grid and its dispatch regime. Technical problems may reduce energy production below our expectations. The growth of our business depends on developing and securing rights to sites suitable for the development of our projects. A certain portion of the land on which our projects are or will be located is not owned by us. Growing our wind and solar energy project portfolio through acquisitions may subject us to additional risks that may adversely affect our business, financial condition, results of operations and prospects. If environmental conditions at our wind and solar energy projects are unfavorable, our electricity production, and therefore our revenue from operations, may be substantially below expectations. Fluctuations in foreign currency exchange rates may negatively affect our capital expenditures and could result in exchange losses. We have substantial indebtedness and are subject to restrictive and other covenants under our debt financing arrangements. The loss of any of our senior management or key employees may adversely affect our ability to conduct our business and implement our strategy. Our in-house EPC operations expose us to certain risks.

Risk Factors (cont’d) We face competition from conventional and other renewable energy producers. We are required to comply with anti-corruption laws and regulations of the United States government, United Kingdom and India. The implementation of compliance procedures and related controls may be time consuming and expensive and possibly not effective, and our past non-compliance or our future failure to comply, if any, may subject us to civil or criminal penalties and other remedial measures. We are involved in various tax and legal proceedings that may cause us to incur significant fees, costs and expenses and may result in unfavorable outcomes. If we are unable to maintain an effective system of internal controls and compliances our business and reputation could be adversely affected. The government may exercise rights of compulsory acquisition in respect of any land owned by us and compensation for such acquisition paid by the government to us may be inadequate. If we incur an uninsured loss or a loss that significantly exceeds the limits of our insurance policies, the resulting costs may adversely affect our financial condition. Changes in technology may render our technologies obsolete or require us to make substantial capital investments. We may not be able to adequately protect our intellectual property rights, including the use of the “ReNew” name and the associated logo, which could harm our competitiveness. We have entered into a number of related party transactions and may continue to enter into related party transactions in the future. Our results of operations could be adversely affected by strikes, work stoppages or increased wage demands by our employees or any other kind of disputes with our employees. Industry data, projections and estimates contained in this prospectus are inherently uncertain and subject to interpretation. The United Kingdom’s withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business, which could reduce the price of our ordinary shares. Risks Relating to India A substantial portion of our business and operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India. Our business is dependent on the regulatory and policy environment affecting the renewable energy sector in India. We face uncertainty of title to our lands. If we are unable to identify or cure any defects or irregularities with respect to title to such lands, our business and operations may be adversely affected. We are subject to various labor laws, regulations and standards. Non-compliance with and changes in such laws may adversely affect our business, results of operations and financial condition. Recent global economic conditions have been challenging and continue to affect the Indian market, which may adversely affect our business, financial condition, results of operations and prospects. Our ability to raise foreign equity and debt financing may be constrained by Indian law. As the domestic Indian market constitutes a significant source of our revenue, a slowdown in the economic growth in India could cause our business to suffer. Any downgrading of India’s sovereign debt rating by an international rating agency could negatively impact our business and results of operations. A decline in India’s foreign exchange reserves may adversely affect liquidity and interest rates in the Indian economy. Changes in the taxation system in India could adversely affect our business. Natural and catastrophic events, terrorist attacks may reduce energy production below our expectations.

Appendix: India Renewable Sector Overview

Proposed Amendments in Indian Regulatory Framework Aimed at Reforming Distribution Sector and Promoting Adoption of Renewables Amendments to Electricity Act and National Tariff Policy Proposed to Promote Competition and Efficiency National Tariff Proposed Policy 2016 1. Renewable Purchase Obligations (RPO) Renewable Purchase Obligations (RPO) to mandate power consumption from renewables Formalising the RPO mandate will enable stricter compliance by discoms and aid RE additions Will continue to put pressure on thermal PLF 2. Bundling of Renewable Power Bundling with thermal generation to be allowed Reduction in cost of power procurement Supports PLF of thermal plants Aids grid stability Draft Electricity (Amendment) Bill 2020 1. Cost-reflective Tariff DISCOMs to set cost-reflective tariff To ensure adequate tariff hikes Improvement in profitability of discoms Tariff setting mechanism to be clarified 2. Direct Subsidy Payment to Consumers Subsidy, if any, to be directly paid by government to consumers as direct benefit transfer (DBT) Eliminates subsidy payment delays from government to DISCOMs 3. Electricity Contract Enforcement Authority Establishment of ECEA for matters related to performance of contract obligations Improved contract enforcement Jurisdiction needs to be clarified 4. Progressive Reduction of Open Access Charges Progressive reduction of open access surcharge by state commission Landed cost of OA power to be lower 5. Payment Security to Gencos Payment security mandatory before scheduling dispatch of electricity; to be managed by load dispatch centre Reduction in gencos’ overdue amounts Liquidity pressure for discoms 6. Privatization in Distribution Segment DISCOMs to engage franchisees or sub-distribution licensees for electricity supply in their areas Private participation to improve efficiency and profitability Framework to be notified Financial support to DISCOMs worth US$ 12bn(1) under Atmanirbhar Bharat Abhiyan Increased push to privatize DISCOMs, recent government initiative to standardize and streamline the bidding process Source: Ministry of Power, Company information Note: Assumes INR/USD FX rate of 75.0

Evolution of Indian Renewable Energy Sector Source: CEA, IHS Markit: India Power Market Profile (June 2020) Mandating states to set renewable purchase obligation (RPO) target Initial incentives and policies introduced. FITs for wind first introduced in states FITs varying between $48/MWh and $78/MWh National solar Mission launched with 22 GW solar target by 2022 Accelerated Depreciation (AD) benefit withdrawn and GBI expired AD reinstated National tariff policy increases solar RPO to 8% by 2022 Wind repowering policy announced Additional renewable targets of 50 GW and 21% RPO by 2022 Ceiling tariffs to be removed for wind and solar tenders Generation based incentive (GBI) for wind and solar introduced Market-based mechanism for trading renewable energy certificates (RECs) launched GBI reintroduced Renewable target of 175 GW, including 100 GW of solar and 60 GW of wind by 2022 GBI and income tax holiday expire AD halved to 40% CEA releases draft optimal generation mix for FY2030, with a more than 500 GW renewable target 2003 Early 1990s 2004-07 2008-09 2011 2010 2013 2012 2015 2014 2017 2016 2019 2018 2020 RE Capacity Wind Solar Others A History of Renewable Policy: Key Drivers and Inhibitors

Institutions at the National and State Levels Share the Power and Responsibility to Develop the Renewable Power Sector Policy and Planning Central Electricity Authority Ministry of Power NITI Aayog Ministry of New and Renewable Energy State Renewable Energy Development Agencies Procurement Agencies Electricity exchange Solar Energy Corporation Of India Limited Public sector utilities National Thermal Power Corporation Limited State Distribution Companies Open-access consumers Forecasting, Scheduling, and Dispatch National load dispatch center Regional Load Dispatch Centers State Load Dispatch Centers Grid Development Power Grid Corporation Ltd State Transmission Utilities Institution Category Federal Government State Government Regional or Mixed Legend: Central Electricity Regulatory Commission State Electricity Regulatory Commissions Regulator Regional and State Renewable Energy Management Centers (2) RPO Compliance Cell (1,2) Source: IHS Markit: India Power Market Profile (June 2020) Notes: RPO = Renewable Purchase Obligation Proposed institutions Institutions Responsible for Renewables in India and their State Counterparts

Emerging Technologies – Offshore Wind and Energy Storage Expected to Take-off Soon Source: IHS Markit: India Power Market Profile (June 2020) Demand for energy storage has increased in the past few years with over 4.7 GW of tenders since 2017 In January 2020, SECI successfully closed a 1.2 GW renewable plus storage tender with Greenko and ReNew Power winning 900 MW and 300 MW capacity respectively SECI also successfully closed 1.3 GW RTC tender and 300MW storage tender with ReNew SECI announced another 1.2GW tender for RES plus battery storage in March 2020. In addition, a 5 GW renewable tender is also announced by SECI Energy Storage Offshore Wind In 2018, India announced an ambitious medium- and long-term offshore wind target to reach 5 GW by 2022 and 30 GW by 2030 SECI is expected to announce the tender for the 1 GW offshore wind capacity off the coast of Gujarat in Gulf of Khambhat Gujarat’s largest state utility, GUVNL has reportedly agreed at the remuneration equivalent of the average power procurement cost of approximately $50/MWh for the state. A premium support of over $100/MWh will be required to the early-stage projects Dedicated supply chain will be required to enable development at scale Majority of the supply chain elements, including offshore turbine manufacturing, foundations, towers, offshore substations, ports and vessels, and EPC capabilities need to be developed from a nascent stage

Counterparty Overview and Asset Breakdown Offtaker Profile Offtaker Capacity % Rating(2) SECI 44.5% AA+ MSEDCL 10.0% A APSPDCL 7.9% B+ MPPMCL 5.9% - GUVNL 4.8% A Other Central Affiliates(1) 4.8% B Other States 22.1% Total Committed Portfolio Technology Project Stage PPA Counterparty Source: Company information Notes: 1. Includes NTPC and PTC 2. Ratings by Ministry of Power (based on ICRA & CARE domestic ratings) 3. Excluding Rooftop Solar Location Split State Capacity % Rajasthan 31.0% Karnataka 25.2% Gujarat 13.7% Andhra Pradesh 7.9% Maharashtra 7.5% Madhya Pradesh 5.9% Other 8.8% Tariff Split(3) Tariff (INR/ unit) Capacity % Less than 2.5 9.2% 2.5 – 2.99 44.3% 3.0 – 3.49 6.1% 3.5 – 3.99 3.0% 4.0 – 4.49 1.0% 4.5 – 4.99 15.6% More than 5 20.8%

Drivers of ESG at ReNew

	Initiatives	ESG Impact Category	Status
Environment	▪ **Well defined ESG Policy** ▪ Planning site **climate vulnerability assessment** ▪ **Zero environmental related fines or penalties in** FY19/20 ▪ Commitment to be **water neutral by 2025** ▪ Commitment to achieving **"Net Zero"** by 2050 ▪ **No Plastic Policy** ▪ Head Office rated **LEED Platinum** ▪ Strong innovation culture in **Environment and Climate Change**: long-term strategic R&D partnerships with IIT Delhi and Stanford ▪ Work towards improving organizational inefficiency and preparing the roadmap for the forecasted low carbon economy and to increase our own efficiency and market profitability	Efficient use of energy within operations	On track
		Efficient use of water within operations	On track
		Efficient Waste Disposal	On track
		Working Towards Carbon Neutrality	On track
		Climate Action & Climate Commitment	In Pipeline
		Internal Carbon Pricing	In Pipeline
Social	▪ Strong focus on **generating social value** ▪ **Zero community related conflicts in FY19/20** ▪ Signatory to Ten Principles of the United Nation Global Compact ▪ Support of the **"Terra Carta"** initiative of Prince of Wales, calling for private sector players to voluntary commit to support international agreements on climate change. ▪ Signatory to the GRI South Asia Charter for Sustainability Imperatives led by Global Reporting Initiative (GRI) ▪ Signatory to **UN Women Empowerment** principles ▪ Adoption of **Du-Pont guidelines** for safe working environment ▪ Establishment of ReNew **India Initiative (RII)** to drive CSR initiatives ▪ Promotion of **employee volunteerism**	Community Development & Engagement	On track
		Employee Welfare	On track
		Gender Inclusive workplace	On track
Governance	▪ Support for the **Paris Agreement** and UN Sustainable Development Goals ▪ Contribution towards achievement of the objectives of SDG 7, SDG 5 , SDG 17, SDG 8, and SDG 1 ▪ Strong governance and review mechanism for sustainability ▪ Focus on strong governance, transparent and ethical operations ▪ **Vigilance mechanism** and **whistle blower policy** in place ▪ True Value assessment of operations in 2021 ▪ Adoption of **Global Reporting Initiative (GRI) standards** ▪ Integration of suppliers and vendor's into sustainability framework and consideration of opportunities to reduce environmental footprint and increase resource	Climate change related risk	In Pipeline
		True Value Assessment of operations	In Pipeline
		Ethical Business Practices	On track
		Sustainable Supply Chains	On track

Source: Company information and data

On track   In Pipeline

42

Structural Overview


Existing Structure
Majority Shareholders
Offshore
India
Minority Shareholders
ReNew Power Private Limited ("RPPL")
Proposed Structure
SPAC Sponsor & Investors
Majority Shareholders
New PIPE Investors
NewCo
Offshore
India
Minority Shareholders(1)
RPPL

1. Represents ~11.2% ownership of RPPL at closing

43

FCF Modelling Guidelines

Disclaimer THIS PRESENTATION AND ITS CONTENTS ARE CONFIDENTIAL AND ARE NOT FOR RELEASE, REPRODUCTION, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, TO ANY OTHER PERSON OR IN OR INTO OR FROM THE UNITED STATES OF AMERICA (EXCEPT TO QUALIFIED INSTITUTIONAL INVESTORS AS DEFINED BELOW), AUSTRALIA, CANADA, JAPAN, SOUTH AFRICA OR ANY JURISDICTION WHERE SUCH RELEASE, REPRODUCTION, PUBLICATION OR DISTRIBUTION IS UNLAWFUL. PERSONS INTO WHOSE POSSESSION THIS DOCUMENT COMES SHOULD INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. THIS PRESENTATION IS NOT AN OFFER OR AN INVITATION TO BUY, SELL OR SUBSCRIBE FOR SECURITIES. Presentation Disclaimer This presentation has been prepared for use by RMG Acquisition Corp. II (“RMG II”) and ReNew Power Private Limited (“ReNew”), and is intended solely for investors that are qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended) and eligible institutional investors outside the U.S. (such as, in the EU, eligible counterparties and professional clients each as defined in Directive 2014/65/EU, as amended) for the purposes of familiarizing such investors with RMG II and ReNew in connection with their proposed business combination. Further, this presentation is only addressed to and directed at specific addressees who: (A) if in member states of the European Economic Area (the “EEA”), are persons who are “qualified investors” within the meaning of Article 2(e) of Regulation (EU) 2017/1129 (as amended) (“Qualified Investors”); and (B) if in the United Kingdom, are Qualified Investors who are: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order; or (C) are other persons to whom it may otherwise lawfully be communicated (all such persons referred to in (B) and (C) together being “Relevant Persons”). This presentation must not be acted or relied on (i) in the United Kingdom, by persons who are not Relevant Persons and (ii) in any member state of the EEA by persons who are not Qualified Investors. Any investment or investment activity to which this presentation relates is or will be available only to, and may be engaged in only with, (i) Relevant Persons in the United Kingdom; and (ii) Qualified Investors in any member state of the EEA. For the purposes of this notice, the “presentation” that follows shall mean and include the slides that follow, the oral presentation of the slides by members of RMG II or ReNew’s management or any person on their behalf, the question-and-answer session that follows that oral presentation, hard copies of this document and any materials distributed at, or in connection with, that presentation. By attending the meeting where the presentation is made, or by reading the presentation slides, you will be deemed to have (i) agreed to the following limitations and notifications and made the following undertakings and (ii) acknowledged that you understand the legal and regulatory sanctions attached to the misuse, disclosure or improper circulation of this presentation. This presentation has been prepared by RMG II and ReNew, is preliminary in nature and solely for information and discussion purposes and must not be relied upon for any other purpose. This presentation does not constitute an offer to sell, buy or subscribe for any securities, and is not a recommendation or solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, or of an offer to subscribe for or purchase any securities in the United States or any other jurisdiction nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction, and nothing contained herein shall form the basis of any contract or commitment whatsoever. The contents of this presentation have not been reviewed by any regulatory authority in any jurisdiction. If the contemplated business combination is pursued, RMG II will be required to file a preliminary and definitive proxy statement, which may include a registration statement, and other relevant documents with the U.S. Securities and Exchange Commission (“SEC”). You are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about RMG II, ReNew and their contemplated business combination. Shareholders will be able to obtain a free copy of the proxy statement (when filed), as well as other filings containing information about RMG II, ReNew and their contemplated business combination, without charge, at the SEC’s website located at www.sec.gov. RMG II and its directors and executive officers may be deemed to be participants in the solicitation of proxies from RMG II’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the contemplated business combination when it becomes available. While utmost care has been taken in preparing the presentation, none of RMG II, ReNew, or their respective advisors or representatives or any of their respective affiliates accept any liability whatsoever for any loss howsoever arising from any information presented or contained in this presentation, or the opinion expressed by the presenters. You must make your own assessment of the relevance, accuracy and adequacy of the information contained in this presentation and must make such independent investigation as you may consider necessary or appropriate for such purpose. Further, past performance is not necessarily indicative of future results. The presentation should not be construed as legal, tax, investment or other advice. This presentation does not purport to contain all of the information that may be required to evaluate the contemplated business combination or any investment in RMG II or any of its securities and should not be relied upon to form the basis of, or be relied on in connection with, any contract or commitment or investment decision whatsoever. This presentation is intended to present background information on RMG II and ReNew, their business and the industry in which they operate and is not intended to provide complete disclosure upon which an investment decision could be made. The merit and suitability of an investment in RMG II should be independently evaluated and any person considering such an investment is advised to obtain independent advice as to the legal, tax, accounting, financial, credit and other related advice prior to making an investment. 2

Disclaimer (Cont’d) Confidential Information The information contained in this presentation is confidential and being provided to you solely for the purpose of assisting you in familiarizing yourself with RMG II and ReNew in connection with their proposed business combination. This presentation is being provided solely for your confidential use with the express understanding that you will not release any portion of this document, discuss the information contained herein, or make reproductions of or use this presentation for any other purpose without the prior express written permission of RMG II and ReNew. By reviewing this information, you are acknowledging the confidential nature of this information and are agreeing to abide by the terms of this legend. Forward-Looking Statements This presentation contains forward-looking statements that reflect our current views with respect to, among other things, our industry, operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Some of the factors that may cause actual outcomes or results to differ materially from those expressed in, or implied by, the forward-looking statements include general economic conditions, competitive pressures, disruptions to information technology systems and networks, changes in regulation and other contingencies. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements, and we qualify all of our forward-looking statements by these cautionary statements. All information herein speaks only as of (1) the date hereof, in the case of information about RMG II and ReNew, or (2) the date of such information, in the case of information from persons other than RMG II and ReNew. Forecasts and estimates regarding RMG II and ReNew’s industries and end markets are based on sources we believe to be reliable; however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. You should read this presentation with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the proxy statement/prospectus on Form S-4 relating to the business combination, which is expected to be filed by RMG II with the SEC and other documents filed by RMG II from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. RMG II and ReNew assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise Projections The financial projections, estimates and targets in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond RMG II and ReNew’s control. While all financial projections, estimates and targets are necessarily speculative, RMG II and ReNew believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that RMG II or ReNew, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. IndAS and Non-IndAS Financial Measures This presentation includes financial data prepared in accordance with Indian Accounting Standards (“IndAS”). There are significant differences between IndAS and IFRS and U.S. GAAP. We have not attempted to explain such differences or quantify their impact on the financial data included herein, and we urge you to consult your own advisors regarding such differences and their impact on our financial data. Accordingly, the degree to which the financial data included in this presentation will provide meaningful information is entirely dependent on the reader’s level of familiarity with IndAS. This presentation also includes certain financial measures not presented in accordance with IndAS, including free cash flow (“FCF”) projections, EBITDA and EBITDA Margin. These non-IndAS financial measures are not measures of financial performance in accordance with IndAS and may exclude items that are significant in understanding and assessing ReNew’s financial results or position. Therefore, these measures should not be considered in isolation or as an alternative to measures of profitability, liquidity or performance under IndAS. You should be aware that ReNew’s presentation of these measures may not be comparable to similarly-titled measures used by other companies which may be defined and calculated differently. Additionally, to the extent that forward-looking non-IndAS measures are provided, they are presented on a non-IndAS basis without reconciliations of such forward-looking non-IndAS measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. 3

Free Cash Flow Modelling Guidelines

ReNew POWER

Key Assumptions

- We are providing rule of thumb assumptions for key line items that enable investors to project levered cash flows, starting with EBITDA and capex assumptions noted in the management presentation

1. **Interest Rate:** Assume average interest rate of ~10% based on current consolidated cost of debt, with 100 bps decline over time as older projects with higher interest rates become smaller part of the portfolio, and central solar projects increase in the overall mix
2. **Working Capital:** Approximately 7 months [1] of Days Sales Outstanding as of September 2020 anticipated to come down to 3 months over time as more central projects get commissioned
3. **Debt Paydown:** USD green bonds are bullet in nature and assumed to be refinanced prior to maturity, while other loans are expected to amortize over next 20 years. Amortizing debt has sculpted DSCR based prepayment schedules with back-end heavy amortization (typical in renewable project finance)
4. **New Debt:** 80% of pipeline capex assumed to be funded through debt

FY 2020 Debt Stack
(Source: FY20 Financials per IGEH offering circular, Oct-20)

Consolidated Debt Details	$MM	Interest Rate	Maturity	Type
Secured Bank Loan	$803	7.35%-12.1%	Dec-38	Amortizing
Secured Loan from Fis	1,233	8.67%-14.45%	Feb-41	Amortizing
Senior USD Green Bonds	1,750	6.06%-10.74%	Feb-22 to Mar-27	Bullet
INR Bonds	603	8.55%-14.85%	Sep-34	Amortizing
Total / Weighted Average	**$4,389**	**10.0%**		

Source: Company information
(1) Source: H1FY21 financials as per RPPL Bond offering circular, Feb-21

4

Operating and Levered Free Cash Flow Projections Free Cash Flow Projections Based on Modelling Guidelines Source: Company information Note: FY represents fiscal year ending March 31; INR numbers converted to USD at 1 USD = 75 INR Assumes no cash taxes as a simplifying assumption. 1 2 3 4 1 2 3 4

THIS PRESENTATION AND ITS CONTENTS ARE CONFIDENTIAL AND ARE NOT FOR RELEASE, REPRODUCTION, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, TO ANY OTHER PERSON OR IN OR INTO OR FROM THE UNITED STATES OF AMERICA (EXCEPT TO QUALIFIED INSTITUTIONAL INVESTORS AS DEFINED BELOW), AUSTRALIA, CANADA, JAPAN, SOUTH AFRICA OR ANY JURISDICTION WHERE SUCH RELEASE, REPRODUCTION, PUBLICATION OR DISTRIBUTION IS UNLAWFUL. PERSONS INTO WHOSE POSSESSION THIS DOCUMENT COMES SHOULD INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. THIS PRESENTATION IS NOT AN OFFER OR AN INVITATION TO BUY, SELL OR SUBSCRIBE FOR SECURITIES.

Presentation Disclaimer

This presentation has been prepared for use by RMG Acquisition Corp. II (“RMG II”) and ReNew Power Private Limited (“ReNew”), and is intended solely for investors that are qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended) and eligible institutional investors outside the U.S. (such as, in the EU, eligible counterparties and professional clients each as defined in Directive 2014/65/EU, as amended) for the purposes of familiarizing such investors with RMG II and ReNew in connection with their proposed business combination. Further, this presentation is only addressed to and directed at specific addressees who: (A) if in member states of the European Economic Area (the “EEA”), are persons who are “qualified investors” within the meaning of Article 2(e) of Regulation (EU) 2017/1129 (as amended) (“Qualified Investors”); and (B) if in the United Kingdom, are Qualified Investors who are: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order; or (C) are other persons to whom it may otherwise lawfully be communicated (all such persons referred to in (B) and (C) together being “Relevant Persons”). This presentation must not be acted or relied on (i) in the United Kingdom, by persons who are not Relevant Persons and (ii) in any member state of the EEA by persons who are not Qualified Investors. Any investment or investment activity to which this presentation relates is or will be available only to, and may be engaged in only with, (i) Relevant Persons in the United Kingdom; and (ii) Qualified Investors in any member state of the EEA.

For the purposes of this notice, the “presentation” that follows shall mean and include the slides that follow, the oral presentation of the slides by members of RMG II or ReNew’s management or any person on their behalf, the question-and-answer session that follows that oral presentation, hard copies of this document and any materials distributed at, or in connection with, that presentation. By attending the meeting where the presentation is made, or by reading the presentation slides, you will be deemed to have (i) agreed to the following limitations and notifications and made the following undertakings and (ii) acknowledged that you understand the legal and regulatory sanctions attached to the misuse, disclosure or improper circulation of this presentation.

This presentation has been prepared by RMG II and ReNew, is preliminary in nature and solely for information and discussion purposes and must not be relied upon for any other purpose. This presentation does not constitute an offer to sell, buy or subscribe for any securities, and is not a recommendation or solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, or of an offer to subscribe for or purchase any securities in the United States or any other jurisdiction nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction, and nothing contained herein shall form the basis of any contract or commitment whatsoever. The contents of this presentation have not been reviewed by any regulatory authority in any jurisdiction.

If the contemplated business combination is pursued, RMG II will be required to file a preliminary and definitive proxy statement, which may include a registration statement, and other relevant documents with the U.S. Securities and Exchange Commission (“SEC”). You are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about RMG II, ReNew and their contemplated business combination. Shareholders will be able to obtain a free copy of the proxy statement (when filed), as well as other filings containing information about RMG II, ReNew and their contemplated business combination, without charge, at the SEC’s website located at www.sec.gov. RMG II and its directors and executive officers may be deemed to be participants in the solicitation of proxies from RMG II’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the contemplated business combination when it becomes available.

While utmost care has been taken in preparing the presentation, none of RMG II, ReNew, or their respective advisors or representatives or any of their respective affiliates accept any liability whatsoever for any loss howsoever arising from any information presented or contained in this presentation, or the opinion expressed by the presenters. You must make your own assessment of the relevance, accuracy and adequacy of the information contained in this presentation and must make such independent investigation as you may consider necessary or appropriate for such purpose. Further, past performance is not necessarily indicative of future results. The presentation should not be construed as legal, tax, investment or other advice. This presentation does not purport to contain all of the information that may be required to evaluate the contemplated business combination or any investment in RMG II or any of its securities and should not be relied upon to form the basis of, or be relied on in connection with, any contract or commitment or investment decision whatsoever. This presentation is intended to present background information on RMG II and ReNew, their business and the industry in which they operate and is not intended to provide complete disclosure upon which an investment decision could be made.

The merit and suitability of an investment in RMG II should be independently evaluated and any person considering such an investment is advised to obtain independent advice as to the legal, tax, accounting, financial, credit and other related advice prior to making an investment.

Confidential Information

The information contained in this presentation is confidential and being provided to you solely for the purpose of assisting you in familiarizing yourself with RMG II and ReNew in connection with their proposed business combination. This presentation is being provided solely for your confidential use with the express understanding that you will not release any portion of this document, discuss the information contained herein, or make reproductions of or use this presentation for any other purpose without the prior express written permission of RMG II and ReNew. By reviewing this information, you are acknowledging the confidential nature of this information and are agreeing to abide by the terms of this legend.

Forward-Looking Statements

This presentation contains forward-looking statements that reflect our current views with respect to, among other things, our industry, operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Some of the factors that may cause actual outcomes or results to differ materially from those expressed in, or implied by, the forward-looking statements include general economic conditions, competitive pressures, disruptions to information technology systems and networks, changes in regulation and other contingencies. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements, and we qualify all of our forward-looking statements by these cautionary statements.

All information herein speaks only as of (1) the date hereof, in the case of information about RMG II and ReNew, or (2) the date of such information, in the case of information from persons other than RMG II and ReNew. Forecasts and estimates regarding RMG II and ReNew’s industries and end markets are based on sources we believe to be reliable; however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. You should read this presentation with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the proxy statement/prospectus on Form S-4 relating to the business combination, which is expected to be filed by RMG II with the SEC and other documents filed by RMG II from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. RMG II and ReNew assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise

Projections

The financial projections, estimates and targets in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond RMG II and ReNew’s control. While all financial projections, estimates and targets are necessarily speculative, RMG II and ReNew believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that RMG II or ReNew, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

IndAS and Non-IndAS Financial Measures

This presentation includes financial data prepared in accordance with Indian Accounting Standards (“IndAS”). There are significant differences between IndAS and IFRS and U.S. GAAP. We have not attempted to explain such differences or quantify their impact on the financial data included herein, and we urge you to consult your own advisors regarding such differences and their impact on our financial data. Accordingly, the degree to which the financial data included in this presentation will provide meaningful information is entirely dependent on the reader’s level of familiarity with IndAS.

This presentation also includes certain financial measures not presented in accordance with IndAS, including free cash flow (“FCF”) projections, EBITDA and EBITDA Margin. These non-IndAS financial measures are not measures of financial performance in accordance with IndAS and may exclude items that are significant in understanding and assessing ReNew’s financial results or position. Therefore, these measures should not be considered in isolation or as an alternative to measures of profitability, liquidity or performance under IndAS. You should be aware that ReNew’s presentation of these measures may not be comparable to similarly-titled measures used by other companies which may be defined and calculated differently.

Additionally, to the extent that forward-looking non-IndAS measures are provided, they are presented on a non-IndAS basis without reconciliations of such forward-looking non-IndAS measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Indicative Projections Based on Modelling Guidelines

(In $MM)	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023	FY 2024	FY 2025
Installed Capacity (GW)	4.6	5.4	5.7	8.0	11.8	15.2	18.5
Committed	4.6	5.4	5.7	8.0	9.9	9.9	9.9
New Bids & Acquisitions	—	—	—	—	1.9	5.3	8.6
Revenue	$620	$681	$699	$952	$1,327	$1,655	$1,960
Committed	620	681	699	952	1,200	1,301	1,298
New Bids & Acquisitions			—	—	127	354	662
EBITDA	$536	$567	$578	$811	$1,139	$1,422	$1,688
Committed	536	567	578	811	1,030	1,114	1,102
New Bids & Acquisitions					109	308	586
Capex	$865	$523	$430	$1,529	$2,354	$2,269	$2,068
Free Cash Flow Estimates for Committed Pipeline
EBITDA	$536	$567	$578	$811	$1,030	$1,114	$1,102
Less: Financing cost	(353)	(416)	(454)	(501)	(565)	(599)	(590)
Less: Taxes (1)	(25)	(25)	—	—	—	—	—
+/- Change in Net Working Capital	(146)	(106)	41	170	(62)	(25)	1
Operating Free Cash Flow	$12	$21	$165	$480	$403	$490	$513
Less: Capex	(865)	(523)	(430)	(1,529)	(1,177)	—	—
Less: Debt Repayment	(1,264)	(1,336)	(46)	(59)	(89)	(97)	(106)
Plus: New Debt	1,895	1,780	344	1,223	942	—	—
Levered Free Cash Flow	($223)	($59)	$33	$115	$78	$392	$407
Free Cash Flow Estimates for New Bids & Acquisitions
EBITDA	—	—	—	—	$109	$308	$586
Less: Financing cost	—	—	—	—	(42)	(165)	(317)
Less: Taxes (1)	—	—	—	—	—	—	—
+/- Change in Net Working Capital			—	—	(32)	(57)	(77)
Operating Free Cash Flow	—	—	—	—	$35	$87	$193
Less: Capex	—	—	—	—	(1,177)	(2,269)	(2,068)
Less: Debt Repayment	—	—	—	—	—	(33)	(68)
Plus: New Debt			—	—	942	1,815	1,654
Levered Free Cash Flow	—	—	—	—	($201)	($400)	($289)
Total Levered Free Cash Flow	($223)	($59)	$33	$115	($122)	($8)	$118
Back-up Calculations
Months Receivable			7	3	3	3	3
Net working capital (Committed)	553	449	408	238	300	325	325
Net working capital (New Bids & Acquisitions)			0	0	32	88	166
Total Debt (Committed)		4,389	4,687	5,851	6,704	6,606	6,500
Total Debt (New Bids & Acquisitions)		—	—	—	942	2,724	4,310
Interest Rate (Committed)			10.0%	9.5%	9.0%	9.0%	9.0%
Interest Rate (New Bids & Acquisitions)					9.0%	9.0%	9.0%
Project Debt Repayment	(1,264)	(1,336)	(46)	(59)	(89)	(131)	(174)
FY20			(46)	(53)	(61)	(67)	(73)
FY21				(6)	(7)	(7)	(8)
FY22					(22)	(23)	(26)
FY23						(33)	(36)
FY24							(32)
FY25